UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 ____________________________________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               May 13, 2014

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Joy Global Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2014, the board of directors of Joy Global Inc. (the “Company”) expanded the size of the board from eight to nine persons and elected Mark J. Gliebe as a director, to serve a term expiring following the election and qualification of his successor at the 2015 annual meeting of shareholders. Mr. Gliebe, 53, is the Chairman of the Board and Chief Executive Officer of Regal Beloit Corporation (“Regal Beloit”), which is a global manufacturer of electric motors and controls, electric generators and controls and mechanical motion control products. In connection with the election of Mr. Gliebe, the board of directors designated him as an independent director under New York Stock Exchange listing standards. Mr. Gliebe’s committee assignments will be determined at a later date.

Mr. Gliebe will receive compensation and be subject to indemnification for serving as a member of the board of directors consistent with the Company’s normal arrangements for non-employee directors, as described in the Company’s 2014 proxy statement. As of the date hereof, neither Mr. Gliebe nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s press release regarding the election of Mr. Gliebe is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

News Release dated May 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.

Date: May 16, 2014	By:	/s/ James E. Agnew
James E. Agnew
Vice President, Controller, and Chief Accounting Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated May 16, 2014.